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                                                               Exhibit 99.(9)

                               [LETTERHEAD]

                                                            April 23, 1999

VIA EDGARLINK

Board of Directors

Sage Life Assurance of America, Inc.

300 Atlantic Street, Suite 302

Stamford, CT 06901

Gentlemen:

  We consent to the reference to our firm under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain flexible payment deferred combination fixed and variable annuity insurance contracts issued through The Sage Variable Annuity Account A of Sage Life Assurance of America, Inc. (File No. 333-44751). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          Sutherland Asbill & Brennan LLP

                                                  Stephen E. Roth

                                          By: _____________________________

                                                  Stephen E. Roth